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                                                                      EXHIBIT 11

                                  Schawk, Inc.
   Computation of Net Income per Share of Common and Common Equivalent Shares
                 (Thousands of dollars, except per share data)



                                                      Three months ended June 30




                                                                        1996      1995
                                                                        -------  ------

       Primary:

       Average number of shares used to compute primary
              earnings per share                                        19,284   19,154
       Common stock issuable upon assumed conversion of
              stock option exercises                                        96       69
                                                                         ------   -----
       Total                                                            19,380   19,223
                                                                        =======  ======

       Net income available for Class A common shares:
       Net income                                                       $2,211   $1,997
       Less preferred dividends                                            313      340
                                                                        -------  ------
       Net income available for Class A common shares                   $1,898   $1,657
                                                                       =======   ======

       Primary earnings per share                                        $0.10    $0.09

       Fully diluted:

       Average number of shares used to compute fully
              diluted earnings per share                                19,284   19,154
       Common stock issuable upon assumed conversion
              of stock option  exercises                                    96       69
                                                                        -------  ------
                                                                        19,380   19,223
                                                                       =======   ======

       Net income available for Class A common shares:

          Net income                                                    $2,211   $1,997
          Less preferred dividends                                         313      340
                                                                        ------   ------
       Net income available for Class A common shares                   $1,898   $1,657
                                                                       =======  ======

       Fully diluted earnings per share                                  $0.10    $0.09


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

                                                     Six months ended June 30

                                                                        1996      1995
                                                                        -------  ------
       Primary:

       Average number of shares used to compute primary
              earnings per share                                        19,295   19,165
       Common stock issuable upon assumed conversion of
              stock option exercises                                        99       91
                                                                         -------  ------
       Total                                                            19,394   19,256
                                                                        =======  ======

       Net income available for Class A common shares:
       Net income                                                       $3,800   $3,608
       Less preferred dividends                                            626      680
                                                                         -------  ------
       Net income available for Class A common shares                   $3,174   $2,928
                                                                        =======  ======

       Primary earnings per share                                       $ 0.16   $ 0.15

       Fully diluted:

       Average number of shares used to compute fully
              diluted earnings per share                                19,295   19,165
       Common stock issuable upon assumed conversion
              of stock option  exercises                                    99       91
                                                                         -------  ------
                                                                        19,394   19,256
                                                                         =======  ======

       Net income available for Class A common shares:

          Net income                                                    $3,800   $3,608
          Less preferred dividends                                         626      680
                                                                         -------  ------
       Net income available for Class A common shares                   $3,174   $2,928
                                                                        =======   ======

       Fully diluted earnings per share                                  $0.16    $0.15










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